                                                                    EXHIBIT 10.1

                          SECURITIES PURCHASE AGREEMENT

                                   -----------

                           DRIVE FINANCIAL SERVICES LP
                                  DRIVE GP LLC

                                   -----------

                                      2004

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                                   Purchase of

                              Partnership Interests

                                       by

                IFA Drive LP Holdings LLC and Drive Management LP

                                       and

                              Membership Interests

                                       by

                IFA Drive GP Holdings LLC and Drive Management LP

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      SECURITIES PURCHASE AGREEMENT ("Agreement") dated as of September ___,
2004 by and among FirstCity Financial Corporation, a Delaware corporation ("FCFC" or "FC"); FirstCity Consumer Lending Corporation, a Texas corporation ("CLC"); FirstCity Funding L.P., a Texas limited partnership ("Auto" or "Funding"); FirstCity Funding GP Corp., a Texas corporation ("Auto-GP"); IFA Drive GP Holdings LLC, a Delaware limited liability company ("IFA-GP"); IFA Drive LP Holdings LLC, a Delaware limited liability company ("IFA-LP"); Drive Management LP, a Texas limited partnership ("MG-LP"); Drive Management GP LLC, a Texas limited liability company ("MG-LLC"); Drive Holdings LP, a Delaware limited partnership ("Drive Holdings"); Drive GP LLC, a Delaware limited liability company ("Drive-GP"); and Drive Financial Services LP, a Delaware limited partnership ("Drive" or "Drive-LP").

                              W I T N E S S E T H:

      WHEREAS, Drive has three limited partners, IFA-LP, Funding and MG-LP, and its sole general partner is Drive-GP;

      WHEREAS, the partnership interests of Drive-LP are owned of record as follows: IFA-LP 45.4301636%, Funding 35.9269125%, MG-LP 18.5429239% and Drive-GP
0.1%;

      WHEREAS, IFA-LP's interest in Drive-LP, when combined with its beneficial interest in Drive-LP through its indirect equity interest in Funding, and IFA-GP's beneficial interest in Drive-LP by virtue of IFA-GP's equity interest in Drive-GP constitutes an aggregate of 49% of Drive's partnership interests;

      WHEREAS, MG-LP's ownership of Drive-LP, when combined with its indirect equity interest in Funding and its equity interest in Drive-GP, constitutes 20% of Drive's partnership interests;

      WHEREAS, CLC, a wholly-owned subsidiary of FCFC, owns 31% of Drive's partnership interests (beneficially through CLC's limited and general partnership interest in Funding (the general partnership interest being held indirectly through Auto-GP) and directly through its equity interest in Drive-GP);

      WHEREAS, the partnership interests of Funding are owned of record as follows: 79.2% by CLC, a limited partner; 19.8% by Drive Holdings, a limited partner; and 1% by Funding's sole general partner, Auto-GP, 80% of the capital stock of which is owned by CLC and 20% by Drive Holdings;

      WHEREAS, the membership interests in Drive-GP are owned of record as follows: IFA-GP, 49%; CLC, 31%; and MG-LP, 20%;

      WHEREAS, the parties hereto desire that IFA-GP and MG-LP acquire the membership interests of CLC in Drive-GP so that IFA-GP and MG-LP will own 64.5% and 35.5%, respectively, of the membership interests in Drive-GP after such acquisition; and

      WHEREAS, the parties hereto desire that IFA-LP and MG-LP acquire the partnership interests of Funding in Drive so that IFA-LP and MG-LP will own limited partnership interests of 64.4355% and 35.4645%, respectively, in Drive after such acquisition;

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

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      1. Sale of Securities.

      1.1 Membership Interests. On the terms and conditions hereinafter provided, CLC shall assign and sell to (i) IFA-GP (and IFA-GP shall purchase) a 15.5% Membership Interest in Drive-GP owned by CLC (equivalent to 50.0% of CLC's Membership Interest in Drive) (the "Transferred Membership Interest (IFA)") for $43,400 (the "IFA Purchase Price (MI)"), and (ii) MG-LP (and MG-LP shall purchase) a 15.5% Membership Interest in Drive-GP owned by CLC (equivalent to 50.0% of CLC's Membership Interest in Drive) ) (the "Transferred Membership Interest (MG-LP)") for $43,400 (the "MG-LP Purchase Price (MI)" and, together with the IFA Purchase Price (MI), the "Purchase Price (MI)") so that, immediately after giving effect to such sale, IFA-GP will own 64.5% of Drive-GP's Membership Interests and MG-LP will own 35.5% of Drive-GP's Membership Interests. In connection with the assignment and sale of the Membership Interests in Drive-GP owned by CLC, each Buying Entity shall assume all of the duties, obligations and liabilities of CLC derived from the ownership of such Membership Interests arising after the Closing Date under the Owners Agreement and the Operating Agreement.

      1.2 Partnership Interests. On the terms and conditions hereinafter provided, Funding shall assign and sell to (i) IFA-LP (and IFA-LP shall acquire and purchase) a 19.0053364% Limited Partnership Interest in Drive (equivalent to 52.8999991% of Funding's 35.9269125% Limited Partnership Interest in Drive) (together with Funding's capital account in Drive associated with such Limited Partnership Interest) (the "Transferred LP Interest (IFA)") for $57,339,103 (the "IFA Purchase Price (LPI)") and (ii) MG-LP (and MG-LP shall purchase) a 16.9215761% Limited Partnership Interest in Drive (equivalent to 47.1000009% of Funding's 35.9269125% Limited Partnership Interest in Drive (together with Funding's capital account in Drive associated with such Limited Partnership Interest) (the "Transferred LP Interest (MG-LP)") for $51,052,397 (the "MG-LP Purchase Price (LPI)" and, together with the IFA Purchase Price (LPI), the "Purchase Price (LPI)") so that, immediately after giving effect thereto, IFA-LP shall directly own 64.4355% of Limited Partnership Interest in Drive and MG-LP shall directly own 35.4645% of Limited Partnership Interest in Drive. In connection with the assignment and sale of the Limited Partnership Interests in Drive owned by Funding, each Buying Entity shall assume all of the duties, obligations and liabilities of Funding derived from the ownership of such Limited Partnership Interests arising after the Closing Date under the Shareholders Agreement and the Partnership Agreement.

      1.3 Purchase and Sale. Notwithstanding the provisions of Sections 1.1 and
1.2 above, if any of the conditions to the Acquisition set forth in Sections 5, 6 and 7 shall not have been met to the satisfaction of the all parties to this Agreement (or waived by them) on or before October 31, 2004 (or such later date as all parties to this Agreement may agree to in a writing signed by them which specifically refers to this Section 1.3) then the obligations of the parties to this Agreement to sell and to purchase such securities and acquire such interests shall (at the option of any party to this Agreement, exercised by giving written notice to the other parties) expire on such date. The obligations of the IFA Entities, on the one hand, and MG-LP, on the other hand, are several, and not joint and several; provided, however, that neither the Selling Entities nor any Buying Entity may proceed with the transaction unless all the Subject Securities are to be purchased.

      1.4 Closing. The closing ("Closing") of the Acquisition shall be held at the Closing Location at such time and on such date (but in any event within three business days after the satisfaction, or waiver by the appropriate party, of the applicable conditions set forth in Sections 5, 6 and 7 hereof) as the Selling Entities and the Buying Entities shall agree (the date on which the Closing occurs, the "Closing Date"). At the Closing, each relevant IFA Entity and MG-LP shall purchase the relevant Subject Securities to be purchased by such Persons and pay the Purchase Price therefor (to Funding in the case of the Purchase

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Price (LPI) and to CLC in the case of the Purchase Price (MI)) by wire transfer or as otherwise agreed between the relevant seller and the relevant purchaser.

      1.5 Certain Consents. Each party hereto that is a party to the Shareholders Agreement hereby consents to the Acquisition for all purposes of the Shareholders Agreement. Each of the partners of Drive by its execution of this Agreement consents to the Acquisition for all purposes of the Partnership Agreement. Each member of Drive-GP hereby consents to the Acquisition for all purposes of the Operating Agreement. Without limitation, each of the foregoing hereby waives all rights it or he might otherwise have under the Shareholders Agreement to acquire any of the Subject Securities or prevent or restrict the transfer of the Subject Securities or the Acquisition.

      1.6 Funding Distributions. On the Closing Date following the receipt of the Purchase Price (LPI), Funding will distribute the Purchase Price (LPI) as follows: (i) $85,846,068 to CLC; (ii) $21,461,517 to Drive Holdings; and (iii) $1,083,915 to Auto-GP. At the election of the Buying Entities, which shall be delivered to Funding no later than ten (10) days before Closing, Funding will agree to cause the Funding Distribution to be considered a liquidating distribution and, in connection therewith, will (i) will adopt a "plan of liquidation" for purposes of Sections 331, 332 and 346(a) of the Code, (ii) will completely liquidate for purposes of Section 331, 332 and 346(a) of the Code and under applicable Texas law, by distributing any remaining assets (after accounting for, and satisfying, any Funding liabilities within the earlier of
(a) 30 days or (b) the close of Drive's Taxable year in which the Closing Date occurs, and (iii) will file, within 30 days of the Closing Date, Internal Revenue Service Form 966 (and any applicable state or local equivalent) reporting the adoption of the "plan of liquidation". Upon receipt of its portion of the distribution of the Purchase Price (LPI) from Funding, Auto-GP will immediately distribute that amount as follows: (i) $867,132 to CLC; and (ii) $216,783 to Drive Holdings. Each party to this Agreement consents to the Funding Distributions and, assuming that the Buying Entities make the election called for in the second sentence of this section, to the adoption of the "plan of liquidation" of Funding and the complete liquidation of Funding.

      2. Representations and Warranties by FC Parties. FC and CLC hereby jointly and severally represent and warrant to IFA Parent, each IFA Entity and MG-LP (which representations and warranties shall survive the execution and delivery of this Agreement to the extent set forth in Section 10.5 below) as of the date hereof and as of the Closing Date that:

      2.1 Organization and Business; Power and Authority.

      (a) Each of the FC Parties and each of the Auto Entities (i) is an organization of the type specified opposite its name on Schedule 2.1(a) hereto,
(ii) is duly organized, validly existing and in good standing under the laws of the jurisdiction under which it is organized (as specified in such schedule), and (iii) has all requisite power and authority (corporate or other) to conduct its business. Auto-GP is the sole general partner of Funding. CLC owns, of record and beneficially, 80% of the capital stock of Auto-GP. CLC owns 79.2% of record, and 80% beneficially, of the equity interests in Funding. Funding conducts no business or activities other than being a limited partner of Drive; Auto-GP conducts no business or activities other than being the sole general partner of Funding.

      (b) Each Relevant FC Entity has the necessary power and authority (corporate or otherwise, as applicable), and all necessary franchises, permits, licenses and other rights and privileges, to enter into and perform its obligations under this Agreement and each other Related Document to which it is a party, and (in the case of the Selling Entities) to sell or otherwise transfer the Subject Securities contemplated to be sold or otherwise transferred in accordance herewith. The execution, delivery and performance of this Agreement and each of the other Related Documents to which a Relevant FC Entity is a party have, as to such Relevant FC Entity, been duly authorized by all necessary corporate or other applicable action by such Relevant FC Entity. No Government Authorization or Private Authorization that has not been obtained is required for the execution, delivery and performance of this Agreement and the other Related Documents by any Relevant FC Entity, except for (x) those listed in Schedule 2.1(c) hereto to be obtained after the date hereof and before the Closing Date, all of which will be obtained by the Closing Date, and (y) Private Authorizations and Government Authorizations, the failure to obtain which would not, individually or in the aggregate, adversely affect any of the transactions contemplated hereby or by any of the Related Documents or any of the parties hereto. No Relevant FC Entity has any knowledge of any Private Authorization or Government Authorization required for the execution, delivery and performance of this Agreement and the other Related Documents by any Relevant FC Entity that has not been obtained which is not listed on
Schedule 2.1(c) hereto. This Agreement has been duly and validly executed and delivered by each of the Relevant FC Entities party hereto and constitutes, and each other Related Document to which a Relevant FC Entity is a party when executed and delivered by such Person will have been duly and validly executed and delivered by such Person and will constitute, legal, valid and binding obligations of the Relevant FC Entities party hereto and thereto (as the case may be), enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency reorganization and similar laws affecting creditors' rights generally (the "Enforceability Exceptions").

      (c) Neither the execution and delivery of this Agreement or any of the other Related Documents to which any Relevant FC Entity is a party, nor the sale, other transfer or delivery by any Selling Entity of any or all of the Subject Securities, nor the consummation of the transactions contemplated by any of the foregoing, nor compliance with the terms, conditions and provisions of any of the foregoing by any Relevant FC Entity:

            (i) will conflict with, or result in a breach or violation of or constitute a default in the performance, observance or fulfillment of, any obligation, covenant or condition contained in, or permit the acceleration of any obligation or liability in, or constitute, or but for any requirement of giving of notice or passage of time or both would constitute, a default or an event of default by any of the Relevant FC Entities under, any Applicable Law, Charter Document, Private Authorization, Governmental Authorization or Contractual Obligation, except to the extent (x) such conflicts, breaches, violations or defaults would not, individually or in the aggregate, have a Material Adverse Effect on such Relevant FC Entity or (y) where the Contractual Obligation in connection with which such default or event of default would occur is, or where the requirement for a Private Authorization exists is from the lenders under, the Current Loan Agreements in respect of which FC expects to obtain appropriate consents or waivers or (z) listed, and as listed, on
      Schedule 2.1(c) hereto as to Governmental Authorizations and Private Authorizations, all of which will be obtained on or prior to the Closing Date.

            (ii) will result in the creation or imposition of any Lien upon any of the properties of any Relevant FC Entity or any of their respective Subsidiaries (except liens in favor of BOS, BOS-UK or IFA Parent pursuant to one or more of the Loan Agreements); or

            (iii) will require any approval or action of, or filing with or notification to, any Authority, except (x) as set forth in Schedule 2.1(c), and (y) approvals, actions, filings and notifications, the failure to obtain or do which would not, individually or in the aggregate, adversely affect any of the transactions contemplated hereby or by any of the Related Documents or any of the parties hereto. No Relevant FC Entity has any knowledge of any approval, action,

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      filing or notification required for the execution, delivery and performance of this Agreement and the other Related Documents to which any Relevant FC Entity is a party (or for the sale, other transfer or delivery by any Selling Entity of any Subject Security or for consummation of the transactions contemplated by any of the foregoing or for compliance with the terms, conditions or provisions of any of the foregoing by any Relevant FC Entity) that that has not been obtained or made which is not listed on Schedule 2.1(c) hereto. Part One of Schedule 2.1(c) lists all Governmental Authorizations required to be obtained by or granted to any of the Relevant FC Entities in connection with the transactions contemplated by this Agreement. Part Two of Schedule 2.1(c) lists all Private Authorizations required to be obtained by or granted to any of the Relevant FC Entities in connection with the transactions contemplated by this Agreement, other than Private Authorizations required from BOS, BOS-UK or IFA Parent under the Current Loan Agreements.

      (d) No approval by the stockholders of FC is required for the execution, delivery or performance of this Agreement or any of the Related Documents or any of the transactions contemplated by this Agreement or any of the Related Documents, whether pursuant to (i) any of the Charter Documents of FC, (ii) any agreements to which FC or any of its Affiliates is a party or otherwise bound or by which any of their respective assets are subject, (iii) any rule or regulation of a stock exchange or NASDAQ, (iv) any provision of US, Texas or Delaware law or (v) otherwise.

      2.2 Compliance with Governmental Authorizations and Applicable Law. Except as set forth on Schedule 2.1(c) hereto, no notification to, filing with or consent from the Department of Justice or the Federal Trade Commission or any other Authority is required by any Relevant FC Entity in connection with the sale, issuance, other transfer or redemption of any Subject Securities or any of the other transactions contemplated by this Agreement or the other Related Documents (other than a filing with the SEC on Form 10-Q, Form 8-K or a similar form). Without limitation, no filings or notifications with respect to the transactions contemplated hereby need to be made by any Relevant FC Entity under HSR.

      2.3 Ownership Interests.

      (a) Funding owns 35.9269125% of the partnership interests of Drive and CLC owns 31.0% of the membership interests in Drive-GP. In giving the representation and warranty in this clause (a), FC and CLC have assumed (with the consent of the other parties hereto) that neither Drive nor Drive-GP has sold, issued, transferred, redeemed, purchased or acquired any of its partnership interests or membership interests, as the case may be, since the Original Closing Date.

      (b) CLC, Drive Holdings and Auto-GP own, and have owned since the Original Closing Date, 79.2%, 19.8% and 1%, respectively, of the partnership interests of Funding, and the capital accounts of Funding's partners have been allocated among its partners in accordance with such percentages since the Original Closing Date. In giving the representation and warranty contained in the immediately preceding sentence, FC and CLC have assumed (with the consent of the other parties hereto) that Drive Holdings has not transferred any of its partnership interest in Funding without Funding's prior consent. Even though Funding is a limited partnership, it is taxed as a C corporation under applicable federal income tax laws as a result of a "check-the-box" election. Funding will not be obligated to pay any Taxes (other than as contemplated by Section 10.2 hereof) as a result of the consummation of the Acquisition.

      (c) The Subject Securities represent all of the direct and indirect record and beneficial equity and debt interests in Drive-GP and Drive owned, or held by, the FC Entities and their Affiliates.

      2.4 Intentionally Omitted.

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      2.5 Ordinary Course of Business. Prior to the Closing Date, neither
Funding nor Auto-GP shall issue or sell, or agree to issue or sell, any equity interests (whether capital stock, membership interests, partnership interests, Convertible Securities, Option Securities or otherwise) or admit or agree to admit any new members or partners or increase the interests of any existing members or partners except for the issuance and sales of Subject Securities contemplated by this Agreement.

      2.6 Intentionally Omitted.

      2.7 Disclosure. Neither this Agreement nor any certificate, document or schedule furnished by or on behalf of any Relevant FC Entity in connection herewith, taken as a whole, contains any untrue statement of a material fact or omits to state a material fact required to be stated herein or therein or necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

      2.8 Purchase Price. CLC will use the Purchase Price payable to it by the Buying Entities and its portion of the Funding Distributions, and FCFC will use balance of the Purchase Price and the Funding Distributions distributed by CLC to FCFC, solely as agreed to among CLC, FCFC and the IFA Parent.

      2.9 Intentionally Omitted.

      2.10 Capital Structure.

      (a) There has been no change in the ownership of Funding or Auto-GP, or any amendment to the partnership agreement of Funding or the certificate of incorporation of Auto-GP, since the day following the Original Closing Date (it being understood that the Second Amended and Restated Partnership Agreement is effective as of the Original Closing Date). 80% of the capital stock of Auto-GP is owned by CLC and 20% is owned by Drive Holdings. In giving the representation and warranty contained in this clause (a), FC and CLC have assumed (with the consent of the other parties hereto) that Drive Holdings has not transferred any of its partnership interest in Funding without Funding's prior consent and has not transferred any stock of Auto-GP without CLC and Auto-GP's consent. None of the equity interests held by CLC in Funding, Auto-GP or Drive-GP is subject to any preemptive or similar rights (except as may be set forth in the Shareholders Agreement). All of the issued and outstanding Membership Interests and partnership interests in the Drive Parties held by any of the FC Parties (including without limitation the Subject Securities) were issued in compliance with Applicable Laws and not in violation of any preemptive or similar rights.

      (b) Other than restrictions on transfer imposed by the Shareholders Agreement, (i) none of the Subject Securities is subject to any Lien (other than Liens in favor of BOS, BOS-UK and IFA Parent pursuant to the Current Loan Agreements and any other liens or security interests granted to BOS or the IFA Entities to secure obligations of Drive to such persons) and (ii) the Subject Securities to be transferred to the Buying Entities and pursuant hereto will be transferred free and clear of any Liens.

      2.11 Intentionally Omitted.

      2.12 Broker or Finder. No Person assisted in or brought about the negotiation of this Agreement or the purchase and sale of any of the Subject Securities in the capacity of broker, agent or finder or in any similar capacity on behalf of any Relevant FC Entity or Affiliate thereof or any of the officers, directors or equity holders of any of the foregoing.

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The Buying Entities acknowledge and agree that, except for the representations and warranties made by FC and CLC in this Section 2, neither FC nor CLC has made any representations or warranties of any kind (including any representation or warranty with respect to any projections, forecasts or forward looking statements) in connection with the transactions contemplated by this Agreement to induce the Buying Entities to enter into this Agreement and purchase the Subject Securities to be purchased by them in accordance herewith.

      3. Representations and Warranties of IFA Entities.

      3.1 Of IFA-GP. IFA-GP represents and warrants (which representations and warranties shall survive the execution and delivery of this Agreement to the extent set forth in Section 10.5 below) to each Selling Entity and to FC as of the date hereof and as of the Closing Date that:

      (a) Organization; Authority.

            (i) IFA-GP (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and (ii) has all requisite power and authority to conduct its business.

            (ii) IFA-GP has the necessary limited liability company power and authority, and all necessary franchises, permits, licenses and other rights and privileges, to enter into and perform its obligations under this Agreement and each other Related Document to which it is a party. The execution, delivery and performance of this Agreement and each other Related Document to which it is a party have been duly authorized, as to IFA-GP, by all requisite action by IFA-GP. No Government Authorization or Private Authorization that has not been obtained is required for the execution, delivery and performance by IFA-GP of this Agreement and the other Related Documents, except for notification to and approval by bank regulatory authorities to the extent required by applicable banking law. This Agreement has been duly and validly executed and delivered by IFA-GP and constitutes, and each other Related Document to which it is a party when executed and delivered by IFA-GP will have been duly and validly executed and delivered by IFA-GP and will constitute, legal, valid and binding obligations of IFA-GP, enforceable in accordance with their respective terms except as the enforceability thereof may be limited by the Enforceability Exceptions.

            (iii) Neither the execution and delivery of this Agreement or any Related Document to which it is a party, nor the consummation of the transactions herein or therein contemplated, nor compliance with the terms, conditions and provisions hereof or thereof by IFA-GP will require any approval or action of, or filing with or notification to, any Authority, except for notification to bank regulatory authorities after the Closing Date. No filings or notifications with respect to the transactions contemplated hereby need to be made by IFA Parent or any IFA Entity under HSR.

      (b) Securities Act.

            (i) IFA-GP acknowledges that (x) the Membership Interests to be purchased by it hereunder have not been registered under the Securities Act or any state securities laws and therefore cannot be resold or transferred unless they are subsequently registered under the Securities Act and applicable state securities or "blue sky" laws or exemptions from such registration are available, and (y) neither Drive-LP nor anyone else is under any obligation to cause any of such Membership Interests to be so registered.

            (ii) IFA-GP is acquiring the Membership Interests to be purchased by it for its own account for investment with no present intention of distributing or reselling the same.

            (iii) IFA-GP is an "accredited investor" within the meaning of Rule 501 of the Securities Act, as presently in effect.

      3.2 Of IFA-LP. IFA-LP represents and warrants (which representations and warranties shall survive the execution and delivery of this Agreement to the extent set forth in Section 10.5 below) to each Selling Entity and to FC as of the date hereof and as of the Closing Date that:

      (a) Organization; Authority.

            (i) IFA-LP (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and (ii) has all requisite power and authority to conduct its business.

            (ii) IFA-LP has the necessary limited liability company power and authority, and all necessary franchises, permits, licenses and other rights and privileges, to enter into and perform its obligations under this Agreement and each other Related Document to which it is a party. The execution, delivery and performance of this Agreement and each other Related Document to which it is a party have been duly authorized, as to IFA-LP, by all requisite action by IFA-LP. No Government Authorization or Private Authorization that has not been obtained is required for the execution, delivery and performance by IFA-LP of this Agreement and the other Related Documents, except for notification to and approval by bank regulatory authorities to the extent required by applicable banking law. This Agreement has been duly and validly executed and delivered by IFA-LP and constitutes, and each other Related Document to which it is a party when executed and delivered by IFA-LP will have been duly and validly executed and delivered by IFA-LP and will constitute legal, valid and binding obligations of IFA-LP, enforceable in accordance with their respective terms except as the enforceability thereof may be limited by the Enforceability Exceptions.

            (iii) Neither the execution and delivery of this Agreement nor any Related Document to which it is a party, nor the consummation of the transactions herein or therein contemplated, nor compliance with the terms, conditions and provisions hereof or thereof by IFA-LP will require any approval or action of, or filing with or notification to, any Authority, except for notification to bank regulatory authorities after the Closing Date. No filings or notifications with respect to the transactions contemplated hereby need to be made by IFA Parent or any IFA Entity under HSR.

      (b) Securities Act.

            (i) IFA-LP acknowledges that (x) the Limited Partnership Interests to be purchased by it hereunder have not been registered under the Securities Act or any state securities laws and therefore cannot be resold or transferred unless they are subsequently registered under the Securities Act and applicable state securities or "blue sky" laws or exemptions from such registration are available, and (y) neither Drive-GP nor anyone else is under any obligation to cause any of such Limited Partnership Interests to be so registered.

            (ii) IFA-LP is acquiring the Limited Partnership Interests to be purchased by it for its own account for investment with no present intention of distributing or reselling the same.

            (iii) IFA-LP is an "accredited investor" within the meaning of Rule 501 of the Securities Act, as presently in effect.

      3.3 Broker or Finder. IFA-GP and IFA-LP represent and warrant (which representations and warranties shall survive the execution and delivery of this Agreement to the extent set forth in Section 10.5 below) to each Selling Entity and to FC as of the date hereof and as of the Closing Date that no Person assisted in or brought about the negotiation of this Agreement or the purchase and sale of any of the Subject Securities in the capacity of broker, agent or finder or in any similar capacity on behalf of any IFA Entity or Affiliate thereof or any of the officers, directors or equity holders of any of the foregoing.

      4. Representations and Warranties of MG-LP. MG-LP represents and warrants (which representations and warranties shall survive the execution and delivery of this Agreement to the extent set forth in Section 10.5 below) to each Selling Entity and to FC as of the date hereof and as of the Closing Date that:

      4.1 Organization; Authority.

      (a) MG-LP (x) is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Texas, and (y) has all requisite power and authority to conduct its business.

      (b) MG-LP has the necessary limited partnership power and authority, and all necessary franchises, permits, licenses and other rights and privileges, to enter into and perform its obligations under this Agreement and each other Related Document to which it is a party. The execution, delivery and performance of this Agreement and each other Related Document to which it is a party have been duly authorized, as to MG-LP, by all requisite action by MG-LP. No Government Authorization or Private Authorization that has not been obtained is required for the execution, delivery and performance by MG-LP of this Agreement and the other Related Documents. This Agreement has been duly and validly executed and delivered by MG-LP and constitutes, and each other Related Document to which it is a party when executed and delivered by MG-LP will have been duly and validly executed and delivered by MG-LP and will constitute legal, valid and binding obligations of MG-LP, enforceable in accordance with their respective terms except as the enforceability thereof may be limited by the Enforceability Exceptions.

      (c) Neither the execution and delivery of this Agreement nor any Related Document to which it is a party, nor the consummation of the transactions herein or therein contemplated, nor compliance with the terms, conditions and provisions hereof or thereof by MG-LP will require any approval or action of, or filing with or notification to, any Authority. No filings or notifications with respect to the transactions contemplated hereby need to be made by any MG Entity under HSR.

      4.2 Securities Act.

      (a) MG-LP acknowledges that (x) the Subject Securities to be purchased by it hereunder have not been registered under the Securities Act or any state securities laws and therefore cannot be resold or transferred unless they are subsequently registered under the Securities Act and applicable state securities or "blue sky" laws or exemptions from such registration are available, and (y) neither Drive-GP nor Drive-LP nor anyone else is under any obligation to cause any of such Subject Securities to be so registered.

      (b) MG-LP is acquiring the Subject Securities to be purchased by it for its own account for investment with no present intention of distributing or reselling the same.

      (c) MG-LP is an "accredited investor" within the meaning of Rule 501 of the Securities Act, as presently in effect.

      4.3 Broker or Finder. No Person assisted in or brought about the negotiation of this Agreement or the purchase and sale of any of the Subject Securities in the capacity of broker, agent or finder or in any similar capacity on behalf of any MG Entity or Affiliate thereof or any of the officers, directors or equity holders of any of the foregoing.

      5. Conditions of Closing by the Buying Entities. The obligation of each Buying Entity to acquire the Subject Securities to be acquired by it pursuant to this Agreement are subject to (a) compliance by the Relevant Entities with its agreements herein contained, (b) the truth and accuracy of the certificates to be furnished by them pursuant to this Section, and (c) each of the following conditions being fulfilled to the satisfaction of such Buying Entity (or waived by it) on the Closing Date (unless otherwise specifically indicated below):

      5.1 No Default, etc. On the Closing Date (both before and after giving effect to the transactions to occur on that date under this Agreement, the Related Documents and the Loan Agreements), there shall exist no Potential Default or Event of Default and all representations and warranties made by the FC Parties and Selling Entities herein or in the other Related Documents or by such Persons from and after the date hereof in writing in connection herewith or therewith shall be true and correct in all material respects with the same effect as though such representations and warranties have been made at and as of such time.

      5.2 Officers' Certificates; Supporting Documents. There shall have been delivered to such Buying Entity such information and copies of documents, approvals (if any) and records (certified where appropriate) of such corporate, partnership, limited liability company and legal proceedings as any Buying Entity may have reasonably requested relating to the Relevant Entities' organization and the entering into and performance of the Related Documents and (to the extent requested by a Buying Entity) the Original Related Documents to which each is a party. Such documents shall, in any event, include:

      (a) certified copies of the Charter Documents of the FC Parties and the Relevant Entities (in each case, to the extent changed from copies previously given to the IFA Entities), and long form good standing certificates of a date not earlier than 10 days prior to the Closing Date for each of the Relevant Entities;

      (b) certificates of authorized officers of each of the Relevant Entities (except as otherwise agreed to by the Buying Entities), certifying the resolutions of each such Person relating to the entering into and performance of the Related Documents to which each such Person is a party and the transactions contemplated thereby, and further certifying that such resolutions have not been amended, modified, superseded or revoked and remain in full force and effect;

      (c) certificates of authorized officers of each of the Relevant Entities (except as otherwise agreed to by the Buying Entities), with respect to the incumbency and specimen signatures of its officers or representatives authorized to execute such documents and any other documents and papers, and to take any other action, in connection herewith or therewith;

      (d) certificates of an authorized officer of each of FC and CLC (and of Funding, to the extent requested by a Buying Entity) certifying, as of the Closing Date, compliance with the conditions of Sections 5.1, 5.3, 5.4 and 5.5 (to the extent such Sections apply to the Relevant FC Entities); provided, that, the certificate to be delivered to the IFA Entities shall include the following
Sections: 6.4 (as to the Relevant FC Entity) and also the absence of any Material Adverse Change of the type referred to in the first sentence of Section
6.3 and the absence of any event of the type referred to in the first sentence of Section 6.2 (as to any Relevant FC Entity); and

      (e) certificates of an authorized officer of Drive (to the extent requested by a Buying Entity) certifying, as of the Closing Date, compliance with the conditions of Sections 5.1, 5.4, 5.7 and 5.9(b) and (c) (as to the Drive Entities) and also the absence of any Material Adverse Change of the type referred to in Section 5.7; provided, that, the certificate to be delivered to the IFA Entities shall include the following Sections: 6.1, and the absence of any event of the type referred to in Section 6.2 (first sentence as to any Drive Entity).

      5.3 Approvals and Consents; HSR.

      (a) All orders, permissions, consents, approvals, licenses, authorizations and validations of, and filings, recordings and registrations with, and exemptions by (all of the foregoing, "Requisite Consents"), any Authority, or any other Person, required to authorize or required in connection with the execution, delivery and performance of this Agreement and the other Related Documents and the transactions contemplated hereby and thereby by any party hereto or thereto shall have been obtained. If so requested, copies of any of the foregoing received by any Relevant Entity shall be furnished to each Buying Entity certified (if so requested) by an officer of FC, CLC or Drive (as appropriate) as a true and correct copy and being in full force and effect and final and not subject to modification or appeal.

      (b) Any required waiting period applicable to this Agreement and the transactions contemplated by this Agreement under HSR shall have expired or been terminated without there being in effect a governmental regulation enjoining or restraining consummation of such transactions; provided that upon the reversal, lifting or other successful appeal or resolution of such governmental regulation, the condition set forth in this Section 5.3(b) will be deemed fulfilled.

      5.4 Charter Documents. All legal opinions and other documents required by the Charter Documents of Drive, Drive-GP and the Selling Entities to be delivered in order for equity interests in such Persons to be transferred, and all other conditions precedent to such transfers set forth therein (including without limitation in Section 3 of the limited liability company agreement of Drive-GP) shall have been delivered in accordance with the terms thereof and each Buying Entity shall have received certificates from each such Person to the effect that such requirements have been complied with.

      5.5 Absence of Liens. Evidence satisfactory to each Buying Entity as to absence of any Lien on the Subject Securities (other than for restrictions on transfer imposed by the Shareholders Agreement, liens or security interests granted in connection with the Current Loan Agreements and any liens or security interests granted to BOS or the IFA Entities to secure obligations of Drive to such persons).

      5.6 Assignment and Assumption; Certificates. CLC shall have delivered an Assignment Agreement, executed by CLC to each of IFA-GP and MG-LP for the Membership Interests being acquired by such Buying Entity hereunder. Funding shall have delivered an Assignment Agreement, executed by Funding to each of IFA-LP and MG-LP for the Partnership Interests being acquired by such Buying Entity.

      5.7 Adverse Change. There shall have been, in the opinion of each Buying Entity, no Material Adverse Change since June 30, 2004 with respect to the Drive Group taken as a whole or any member thereof.

      5.8 Legal Opinions. Each Buying Entity shall have received legal opinions in form and substance reasonably satisfactory to them, addressed to each of the Buying Entities and IFA Parent and dated the Closing Date, from:

      (a) Haynes and Boone, LLP, counsel to FC, CLC and the Auto Entities; and

      (b) Cowles & Thompson, P.C., counsel to the Drive Entities.

      5.9 Change in Law; Litigation.

      (a) No provision of Applicable Law or the interpretation thereof by any Authority, in the opinion of any Buying Entity, shall make it illegal for a Buying Entity (or any Person of which either IFA Entity is a Subsidiary) to effect the transactions contemplated hereby or by any other Related Document.

      (b) No Legal Action shall be pending or threatened before or by any Authority seeking to restrain, prohibit, make illegal or delay materially, or seeking damages from any MG Entity or Drive Entity or Drive Holdings in connection with, or to impose any materially adverse conditions on any such Entity in connection with, the consummation of the transactions contemplated by this Agreement, any of the Transfer Agreements or any other Related Document.

      (c) No Legal Action shall be pending or threatened before or by any Authority against any MG Entity or Drive Entity or any Management Member or any executive officer of any of the foregoing which, in the opinion of a Buying Entity, could (if adversely determined) have a Material Adverse Effect on any of the foregoing Entities or which challenges the legality or propriety of any past or present business practice of any Drive Entity or Auto Entity or would adversely affect the reputation of any FC Party, any Drive Entity, any Auto Entity.

      5.10 Acquisition and Distributions.

      (a) Each of the Transfer Agreements shall have been executed and delivered by the respective parties thereto. No amendment or other modification shall have been made to any thereof, directly or indirectly, without the consent of each Buying Entities.

      (b) Each of the following shall have occurred:

            (i) Funding shall have sold to the Buying Entities 35.9269125% of the Partnership Interests in Drive (together with all of Funding's capital accounts in Drive) in accordance with Section 1.2 hereof so that, immediately after giving effect thereto, the Buying Entities shall own the Partnership Interests as set forth in Section 1.2;

            (ii) CLC shall have sold to the Buying Entities 31% of the Membership Interests in Drive in accordance with Section 1.1 so that, immediately after giving effect thereto, the Buying Entities shall own the Membership Interests as set forth in Section 1.1; and

            (iii) Funding and Auto-GP shall have authorized the making of the Funding Distributions;

in each case upon satisfaction by the relevant parties to the relevant Transfer Agreement of all conditions precedent set forth in this Agreement, and (in each case), if any, all filings and governmental approvals with respect thereto shall have been completed. Without the written consent of the Buying Entities, there shall have been no waivers by any of the parties to any of the Transfer Agreements of any of the conditions precedent set forth in this Agreement.

      5.11 Amendments to Agreements.

      (a) Shareholders Agreement. The IFA Entities and the MG Entities shall have agreed upon a form of amendment and restatement of the Shareholders Agreement, which shall be in form and substance satisfactory to the parties thereto, and such parties shall have executed such amended and restated Shareholders Agreement to be held in escrow pending the Closing. No party shall be in breach of the Shareholders Agreement, except that a Buying Entity cannot refuse to close due to failure of this condition to be satisfied if it or one of its Affiliates is the party who has breached the Shareholders Agreement. All of the foregoing shall have waived all rights they might have under the Shareholders Agreement to acquire any of the Subject Securities or prevent or restrict the transfer of the Subject Securities or the Acquisition.

      (b) Employment Agreement. The parties to the Employment Agreement shall have agreed upon a form of amendment and restatement of the Employment Agreement, which shall be in form and substance satisfactory to the parties thereto, and the parties to the Employment Agreement shall have executed such amended and restated Employment Agreement to be held in escrow pending the Closing.

      (c) Operating Agreement and Partnership Agreement. The IFA Entities and the MG Entities shall have agreed upon a form of amendment and restatement of the Operating Agreement of Drive-GP and the Partnership Agreement of Drive-LP, each of which shall be in form and substance satisfactory to the IFA Entities and MG-LP, and the parties to such agreements shall have executed such amended and restated agreements to be held in escrow pending Closing. There shall have been no change in the capital structure or ownership of Auto-GP.

      (d) Owners Agreement. The IFA Entities and the MG Entities shall have agreed upon a form of amendment and restatement of the Owners Agreement, which shall be in form and substance satisfactory to the IFA Entities and the MG Entities, and the parties to the Owners Agreement shall have executed such amended and restated Owners Agreement to be held in escrow pending Closing.

      5.12 Drive Facilities. Each Drive Facility shall have been amended and/or restructured in a manner satisfactory to BOS-UK, IFA Parent and MG-LP pursuant to amendments to such agreement satisfactory to BOS-UK, IFA Parent and MG-LP in form and substance.

      5.13 New Drive Management Facilities. The MG Entities and BOS-UK shall have entered into a new credit facility, which facility shall be in an amount and structured in a manner satisfactory to BOS-UK and the MG Entities pursuant to agreements satisfactory to BOS-UK and the MG Entities in form and substance.

      5.14 Management Services Agreement. The Services Agreement (Moore) dated August 18, 2000, between CLC and Drive (the "Management Services Agreement") shall be terminated as of the Acquisition Effectiveness Date with no continuing obligations of any party thereunder and FC and CLC shall cease to employ Jim Moore as of the Acquisition Effectiveness Date.

      5.15 All Proceedings to be Satisfactory. All corporate, partnership, limited liability company and other legal matters and all instruments in connection with the transactions contemplated by this Agreement and the other documents referred to herein shall be reasonably satisfactory in form and substance to each Buying Entity, and each Buying Entity shall have received all information and copies of all documents which either may reasonably have requested in connection herewith or therewith, such documents where requested or appropriate to be certified by proper company officials or Authorities.

All documents, agreements, certificates, Financial Statements, legal opinions, analyses, reports and other papers required to be delivered by this Section 5 shall be in form and substance satisfactory to each Buying Entity and shall be delivered to them at the Closing Location or as such Persons may otherwise direct.

      6. Additional Conditions of Closing by IFA Entities. The obligation of IFA-GP and IFA-LP to acquire the Subject Securities to be acquired by them pursuant to this Agreement are subject to each of the following additional conditions being fulfilled to the satisfaction of the IFA Entities (or waived by them) on the Closing Date (unless otherwise specifically indicated below):

      6.1 Employees. No Current Management Member shall have resigned as an officer or employee of Drive or advised any of the parties of his intention to do so.

      6.2 Certain Actions. No FC Party, Drive Entity, member of the BOS Group or Funding shall have been (in the opinion of IFA Parent or an IFA Entity) the subject of ridicule, contempt or disgrace, or had its business, operations or reputation adversely affected, by virtue of any act (or omission to act) by any FC Party, any Management Member, any Drive Entity or any Auto Entity. Neither IFA Parent nor any IFA Entity shall have become aware of any previously undisclosed information with respect to any FC Party, any Management Member, any Drive Entity or any Auto Entity which, in the opinion of IFA Parent or such IFA Entity, would (if publicly disclosed) subject any FC Party, any Drive Entity, or any member of the BOS Group to ridicule, contempt or disgrace or adversely affect the business, operations or reputation of any FC Party, any Drive Entity, or any member of the BOS Group.

      6.3 Adverse Change. There shall have been, in the opinion of each IFA Entity, no Material Adverse Change since June 30, 2004 with respect to the FC Group taken as a whole or any of the Selling Entities. Neither IFA Parent nor any IFA Entity shall have become aware of any previously undisclosed information with respect to any member of the FC Group, any Management Member, any Drive Entity or any Auto Entity which, in the opinion of IFA Parent or such IFA Entity, would have such a Material Adverse Effect.

      6.4 Litigation.

      (a) No Legal Action shall be pending or threatened before or by any Authority seeking to restrain, prohibit, make illegal or delay materially, or seeking damages from any Relevant Entity or any member of the BOS Group in connection with, or to impose any materially adverse conditions on any Relevant Entity or any member of the BOS Group in connection with, the consummation of the transactions contemplated by this Agreement, any of the Transfer Agreements or any other Related Document.

      (b) No Legal Action shall be pending or threatened before or by any Authority against any Relevant Entity which, in the opinion of IFA-GP or IFA-LP, could (if adversely determined) have a Material Adverse Effect on any Relevant Entity, would adversely affect the reputation of any FC Party, any Drive Entity, any Auto Entity or any member of the BOS Group.

      6.5 Fairness Letter. Drive, the IFA Entities and IFA Parent shall have received a letter from an investment banking firm satisfactory to the IFA Entities, in form and substance satisfactory to the IFA Entities and IFA Parent and addressed to the IFA Entities and IFA Parent, as to the fairness of the terms of the Acquisition to the IFA Entities and IFA Parent.

All documents, agreements, certificates, Financial Statements, legal opinions, analyses, reports and other papers required to be delivered by this Section 6 shall be in form and substance satisfactory to each Buying Entity and shall be delivered to them at the Closing Location or as such Persons may otherwise direct.

      7. Conditions of Closing by Relevant FC Entities. The obligations of the Relevant FC Entities to transfer and sell the Subject Securities to be transferred and sold by them pursuant to this Agreement are subject to each of the following conditions being fulfilled to the satisfaction of FC and CLC (or waived by it) on the Closing Date (unless otherwise specifically indicated below):

      7.1 No Default, etc. On the Closing Date (both before and after giving effect to the transactions to occur on that date under this Agreement, the Related Documents and the Loan Agreements), all representations and warranties made by the Buying Entities and Drive herein or in the other Related Documents or by such Persons from and after the date hereof in writing in connection herewith or therewith shall be true and correct in all material respects with the same effect as though such representations and warranties have been made at and as of such time.

      7.2 Officers' Certificates; Supporting Documents. There shall have been delivered to FC and CLC such information and copies of documents, approvals (if any) and records (certified where appropriate) of such limited liability company and legal proceedings as FC or CLC may have reasonably requested relating to the Drive Entities and Buying Entities' organization and the entering into and performance of the Related Documents.

      7.3 Approvals and Consents; HSR.

      (a) All Requisite Consents required to authorize or required in connection with the execution, delivery and performance of this Agreement and the other Related Documents and the transactions contemplated hereby and thereby by any party hereto or thereto shall have been obtained. If so requested, copies of any of the foregoing received by any Relevant Entity shall be furnished to each Selling Entity certified (if so requested) by an officer of the requested Buying Entity, IFA Parent or Drive (as appropriate) as a true and correct copy and being in full force and effect and final and not subject to modification or appeal.

      (b) All required waiting periods applicable to this Agreement and the transactions contemplated by this Agreement under HSR shall have expired or been terminated without there being in effect a governmental regulation enjoining or restraining consummation of such transactions; provided that upon the reversal, lifting or other successful appeal or resolution of such governmental regulation, the condition set forth in this Section 7.3(b) will be deemed fulfilled.

      7.4 Acquisition and Distributions.

      (a) Funding shall have sold to the Buying Entities 35.9269125% of the Partnership Interests in Drive (together with all of Funding's capital accounts in Drive) for $108,391,500;

      (b) CLC shall have sold to the Buying Entities 31% of the Membership Interests in Drive GP for $86,800; and

      (c) Funding and Auto-GP shall have authorized the making of the Funding Distributions.

      7.5 Fairness Letter. FC shall have received a letter from Howard, Frazier, Barker, Elliott, Inc. of Houston, Texas ("HFBE"), in form and substance satisfactory to FC and addressed to FC, as to the fairness of the terms of the Acquisition to FC and its shareholders.

      7.6 Release of Guaranties; Management Services Agreement.

      (a) BOS and IFA Parent and their Affiliates shall have released FC and CLC and all of their Affiliates from any and all Guaranty Equivalents, security interests and liens provided or granted to BOS and IFA Parent and their Affiliates by FC or CLC and their Affiliates in connection with the operations of, securitizations by or loans made to Drive and its Affiliates.

      (b) The Management Services Agreement shall be terminated as of the Acquisition Effectiveness Date with no continuing obligations of any party thereunder and Drive shall have employed Mr. Moore as of the Acquisition Effectiveness Date.

      7.7 Assignment and Assumption. Each Buying Entity shall have executed and delivered to CLC an Assignment Agreement in respect of the Membership Interests being acquired by such Buying Entity hereunder. Each Buying Entity shall have executed and delivered to Funding an Assignment Agreement in respect of the Partnership Interests being acquired by such Buying Entity.

      7.8 Legal Opinions. Each Selling Entity shall have received legal opinions in form and substance reasonably satisfactory to them, addressed to each of the Selling Entities and FC and dated the Closing Date, from:

      (a) Sullivan & Worcester LLP, solely in its capacity as counsel to the IFA Entities;

      (b) Bell, Nunnally & Martin LLP, counsel to the MG Entities; and

      (c) Cowles & Thompson, P.C., counsel to the Drive Entities.

      7.9 All Proceedings to be Satisfactory. All corporate, partnership, limited liability company and other legal matters and all instruments in connection with the transactions contemplated by this Agreement and the other documents referred to herein shall be reasonably satisfactory in form and substance to each Selling Entity, and each Selling Entity shall have received all information and copies of all documents which either may reasonably have requested in connection herewith or therewith, such documents where requested or appropriate to be certified by proper company officials or Authorities.

      8. Certain Additional Provisions.

      8.1 Distributions. Until Acquisition Effectiveness, neither Funding nor Drive will, nor will the FC Parties permit Funding to, declare, order, pay or make, directly or indirectly, any Distribution or set apart any sum or property therefor, or agree to do so, in each case except for (i) Distributions required by Section 2.7 of the Shareholders Agreement, (ii) the Funding Distributions on the Closing Date, and (iii) those consented to by IFA Parent and MG-LP in writing.

      8.2 Tax Allocations. The parties hereto agree that Drive will allocate its items of partnership income, gain, loss, deduction or credit for its taxable year in which the Closing Date occurs with respect to Funding and Drive's remaining partners either under the "proration method" as set forth in Treasury Regulation Section 1.706-1(c)(2)(ii) and each party hereto agrees to such allocation. Each party agrees that at any time, and from time to time, after the Closing Date, it will do all such things and execute and deliver all such additional agreements, instruments and documents, and other assurances, as any other party or its counsel reasonably deems necessary or desirable in order to carry out the intent of the preceding sentence.

      9. Definitions.

      (a) All references to Sections in this Agreement or in any schedule, exhibit or annex hereto shall be deemed references to Sections in this Agreement unless otherwise specified.

      (b) Phrases such as "hereof" and "herein" refer to the entire Agreement and not just the section or other portion in which said reference appears.

      (c) As used in this Agreement, the terms "including," "including without limitation" and "such as" (and like terms) are illustrative and not limitative.

Terms used in this Agreement which are defined below shall have the meanings specified below (unless otherwise defined or the context shall otherwise indicate) and shall include in the singular number the plural and in the plural number the singular. References to any gender shall include all genders.

      "Acquisition" shall mean the acquisition pursuant to this Agreement (i) by the Buying Entities from CLC of 31% of the Membership Interests of Drive-GP and
(ii) by the Buying Entities from Funding of 35.9269125% of the Partnership Interests of Drive-LP and the consummation of the other transactions contemplated hereby and by the Related Documents.

      "Acquisition Effectiveness" and "Acquisition Effective Date" shall mean the time as of which the Acquisition is effected pursuant to this Agreement.

      "Affiliate" shall mean, with respect to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such first Person and, if such first Person is an individual, any member of the immediate family (including parents, spouse, children, siblings and in-laws) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. Unless otherwise specified (and notwithstanding the preceding sentence), when used with respect to (x) IFA-GP, IFA-LP, MG-LLC, MG-LP, the FC Parties, Funding, Auto-GP and the Management Members or (y) any Person with respect to which any Person in clause (x) is a Subsidiary, "Affiliate" shall not include any Drive Entity.

      "Agreement" shall mean this Securities Purchase Agreement, together with the Exhibits, Annexes and Schedules (if any) attached hereto, as it and they may be amended, supplemented or otherwise modified from time to time as herein provided.

      "Amendments" shall mean, with respect to each of the following documents as in effect on the date hereof, an amendment or amendments to such document satisfactory to each Buying Entity in form and substance: the Shareholders Agreement, the Drive Facilities, the Employment Agreement and the

Charter Documents of Drive-GP, Drive-LP and (if any, and if such amendment is requested by either IFA Entity) each other Selling Entity.

      "Applicable Law" shall mean any Law of any Authority, whether domestic or foreign, to which the Person in question is subject or by which it or any of its property is bound.

      "Assignment Agreements" shall mean the assignment agreements (other than this Agreement) pursuant to which interests in any of the Subject Securities are transferred by any Relevant Entity as part of, or in connection with, the Acquisition, in the form attached hereto as Exhibit A.

      "Authority" shall mean any nation or government, any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      "Auto" - introductory paragraph.

      "Auto Entities" shall mean Funding and Auto-GP.

      "Auto-GP" - Recitals.

      "BOS" shall mean Bank of Scotland, BOS-UK's federal branch located in New York City.

      "BOS-UK" shall mean The Governor and Company of the Bank of Scotland.

      "BOS Group" shall mean HBOS and its consolidated Subsidiaries.

      "Business Day" shall mean any day excluding Saturday, Sunday and any day on which banks in New York City or Texas are authorized by law or other governmental action to close.

      "Buying Entities" shall mean IFA-LP, IFA-GP and MG-LP.

      "CEO" shall mean, with respect to a Person, that Person's chief executive officer.

      "Charter Document" shall mean (i) with respect to a corporation, its certificate or articles of incorporation or association and its by-laws (or comparable documents under non-US laws); (ii) with respect to a partnership, its partnership agreement, certificate of partnership (if a limited partnership) and its certificate of doing business under an assumed name (if a general partnership); (iii) with respect to a trust, its trust agreement or declaration of trust; (iv) with respect to a limited liability company, its certificate of formation and limited liability company agreement or operating agreement or analogous documents; and (v) with respect to any other type of Person (other than an individual), such documents as are analogous to the foregoing.

      "CLC" - introductory paragraph.

      "Closing" - Section 1.4.

      "Closing Date" - Section 1.4.

      "Closing Location" shall mean the offices of counsel for the IFA Entities, Sullivan & Worcester LLP, in New York, New York or such other location as parties hereto shall agree to.

      "Code" shall mean the Internal Revenue Code of 1986, and the rules and regulations thereunder, all as from time to time in effect, or any successor Law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

      "Contract" and "Contractual Obligation" shall mean any agreement, arrangement, commitment, contract, covenant, indemnity, undertaking or other obligation or liability to which a Relevant Entity is a party or to which it or any of its assets or property is subject (whether or not written).

      "Control" (including the terms "controlling," "controlled by" and "under common control with") shall mean the possession, direct or indirect, of power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or partnership or other ownership interests, by contract, or otherwise.

      "Convertible Securities" shall mean any evidences of indebtedness, equity stock (other than Membership Interests, Limited Partnership Interests or common stock) or other securities directly or indirectly convertible into or exchangeable for Membership Interests, Limited Partnership Interests or common stock, whether or not the right to convert or exchange thereunder is immediately exercisable or is conditioned upon the passage of time, the occurrence or non-occurrence or existence or non-existence of some other Event, or both.

      "Current Loan Agreements" shall mean the Restated Agreement, the Non-Recourse Loan and the PFAL Loan Agreement.

      "Current Management Members" shall mean the Management Members employed by any member of the Drive Group on the date of this Agreement.

      "Damages" - Section 10.4.

      "Distribution" shall mean a dividend, distribution, redemption, return of capital to one's equity holders as such, or any like payment or payment which has the effect of any of the foregoing.

      "Drive" - Recitals.

      "Drive-GP" - Recitals.

      "Drive-LP" shall mean Drive.

      "Drive Entities" shall mean Drive, Drive-GP and each of their respective Subsidiaries.

      "Drive Facilities" shall mean the Drive Letter of Credit Facility, the Drive Subordinate Capital Loan Agreement and the Drive Warehouse Facility.

      "Drive Group" shall mean the Drive Entities, considered as a whole.

      "Drive Holdings" - introductory paragraph.

      "Drive Holdings GP" shall mean Drive Holdings GP LLC, a Delaware limited liability company.

      "Drive Letter of Credit Facility Agreement" means the Letter of Credit Facility Agreement, dated as of December 20, 2000, among Drive BOS LP and Drive, as borrowers, the Lenders party thereto, BoS

(USA), as agent for the Lenders and Bank of Scotland, as issuer of the letters of credit thereunder, as amended, supplemented or otherwise modified from time to time.

      "Drive Parties" shall mean Drive, Drive-GP and Drive Holdings.

      "Drive Subordinate Capital Loan Agreement" means the Subordinate Capital Loan Agreement, dated as of February 16, 2001, among Drive BOS LP, Drive, as borrower, the Lenders party thereto, and BoS (USA), as agent for the Lenders, as amended, supplemented or otherwise modified from time to time.

      "Drive Warehouse Facility" means Receivables Financing Agreement, dated as of August 18, 2000, among Drive BOS LP, as borrower, Drive, in its individual capacity and as Initial Servicer, the Lenders party thereto, BoS (USA), as agent for the Lenders and as collateral agent, and Wells Fargo Bank, National Association, successor by merger to Wells Fargo Bank Minnesota, National Association, a national banking association, as custodian, as amended, supplemented or otherwise modified from time to time.

      "Employment Agreement" shall mean the employment agreement dated as of August 18, 2000 between Drive-GP and Thomas R. Brower, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

      "Enforceability Exceptions" - Section 2.1(b).

      "Entities" shall mean Persons other than individuals.

      "Event" shall mean the existence or occurrence of any act, action, activity, circumstance, condition, event, fact, failure to act, omission, incident or practice, or any set or combination of any of the foregoing.

      "Event of Default" shall mean each of the following:

            (a) any Relevant Entity shall fail to observe or perform any of the covenants, agreements or provisions contained in Sections 2, 3, 4 or 8 hereof; or

            (b) one or more final judgments for the payment of money in excess of $1,000,000 shall be rendered against one or more of the Drive Entities subsequent to September 1, 2004 and on or prior to the Closing Date; or

            (c) an Insolvency Event shall exist with respect to any Relevant FC Entity or any Drive Entity.

      "Existing Drive Credit Facilities" means the Drive Letter of Credit Facility Agreement, the Drive Receivables Financing Agreement and the Drive Subordinate Capital Loan Agreement.

      "FC" shall mean FCFC.

      "FC Group" shall mean FCFC and its Subsidiaries.

      "FC Holdings" shall mean FirstCity Holdings Corporation, a Texas corporation.

      "FC Party" shall mean, individually and collectively, FC and CLC.

      "FCFC" - introductory paragraph.

      "Financial Statements" shall mean, with respect to any Person, the statement of financial position (balance sheet) and the statement of earnings, cash flow, and stockholders' (or partners') equity of such Person.

      "Fiscal Year" shall mean each January 1-December 31 period.

      "Funding" - introductory paragraph.

      "Funding Distributions" shall mean the distributions of the Purchase Price
(LPI) as set forth in Section 1.6.

      "Governmental Authorizations" shall mean all approvals, concessions, consents, franchises, licenses, permits, plans, registrations and other authorizations of all Authorities in connection with the ownership or operation of the assets and property of the Relevant Entity or the conduct or operations of the business of such Person.

      "Guaranty Equivalent" shall mean any agreement, document or instrument pursuant to which a Person directly or indirectly guarantees, becomes surety for, endorses, assumes, agrees to indemnify the obligee of any other Person against, or otherwise agrees, becomes or remains liable (contingently or otherwise) for, such obligation, other than by endorsements of instruments in the ordinary course of business. Without limitation, a Guaranty Equivalent shall be deemed to exist if a Person agrees, becomes or remains liable (contingently or otherwise), directly or indirectly: (i) to purchase or assume, or to supply funds for the payment, purchase or satisfaction of, an obligation; (ii) to make any loan, advance, capital contribution or other investment in, or a purchase or lease of any property or services from, a Person; (iii) to maintain the solvency of such Person; (iv) to enable such Person to meet any other financial condition; (v) to enable such Person to satisfy any obligation or to make any payment; (vi) to assure the holder of an obligation against loss; (vii) to purchase or lease property or services from such Person regardless of the non-delivery of or failure to furnish of such property or services; or (viii) in respect of any other transaction the effect of which is to assure the payment or performance (or payment of damages or other remedy in the event of nonpayment or nonperformance) of any obligation.

      "HBOS" shall mean HBOS plc, a Scottish registered company.

      "HSR" shall mean the Law commonly known as "Hart-Scott-Rodino" (or any successor statute in effect from time to time), and the rules and regulations of the Federal Trade Commission promulgated thereunder.

      "IFA" shall mean IFA Parent.

      "IFA Entities" shall mean IFA-GP and IFA-LP.

      "IFA-GP" - introductory paragraph.

      "IFA-LP" - introductory paragraph.

      "IFA Parent" shall mean BoS (USA) Inc. (formerly IFA Incorporated), an Illinois corporation.

      "IFA Purchase Price (LPI)" - Section 1.2.

      "IFA Purchase Price (MI)" - Section 1.1.

      "Immediate Family" shall mean, with respect to any individual, his or her spouses, past or present, children, parents and siblings, and any of the spouses of the foregoing, past or present, in all cases whether related by blood, by adoption or by marriage.

      "Indemnified Parties" - Section 10.4

      "Insolvency Event" shall mean the occurrence of any of the following with respect to a Person: such Person shall make an assignment for the benefit of, or composition with, creditors or shall become insolvent or be unable, or generally fail, to pay its debts when due; or any bankruptcy, insolvency or other proceeding for the relief of financially distressed debtors shall be commenced with respect to such Person, or a receiver, liquidator, custodian or trustee shall be appointed for such Person or a substantial part of its assets, and, if any of the same shall occur involuntarily as to such Person, it shall not be dismissed, stayed or discharged within 60 days; or if any order for relief shall be entered against such Person under Title 11 of the United States Code entitled "Bankruptcy" (or any analogous statute); or such Person shall take any action to effect, or which indicates its acquiescence in, any of the foregoing.

      "Law" shall mean (a) any administrative, judicial, legislative or other action, code, consent decree, constitution, decree, directive, enactment, finding, Law, injunction, judgment, order, ordinance, proclamation, regulation, requirement, rule, statute, or writ of any Authority; (b) the common law; or (c) any arbitrator's or referee's award or decision.

      "Legal Action" shall mean, with respect to any Person, any and all litigation or legal or other actions, arbitrations, counterclaims, investigations, proceedings, requests for material information by or pursuant to the order of any Authority or suits, at law or in arbitration, equity or admiralty, whether or not purported to be brought on behalf of such Person, affecting such Person or any of such Person's business, property or assets.

      "Lien" shall mean any of the following: mortgage; lien (statutory or other); or other security agreement, arrangement or interest; hypothecation, pledge or other deposit arrangement; assignment; charge; claim; liability; levy; executory seizure; attachment; garnishment; encumbrance (including any easement, exception, reservation or limitation, right of way, and the like); conditional sale, title retention or other similar agreement, arrangement, device or restriction; any financing lease involving substantially the same economic effect as any of the foregoing; or any restriction on sale, transfer, assignment, disposition or other alienation; or any claim, assertion, assessment, obligation or liability (in each case actual or potential) relating to Taxes.

      "Limited Partnership Interests" shall mean Partnership Interests held by limited partners of Drive in their capacity as limited partners.

      "Management Group" shall mean, collectively, the Management Members.

      "Management Members" shall mean the following individuals: Blake Bozman, Thomas Brower, Thomas Dundon, Scot Foith, Bradley Reeves and R. Tyler Whann.

      "Material Adverse Change" in respect of a Person shall mean a material adverse change in the business, properties, operations or condition (financial or otherwise) of such Person.

      "Material Adverse Effect" in respect of a Person shall mean an effect that would result in a Material Adverse Change.

      "material adverse" when used in uncapitalized form (alone or in conjunction with other terms) shall mean, with respect to the Person(s) indicated, any Event or set of Events which could reasonably be expected to (a) have any material adverse effect upon or result in any material adverse change in the validity or enforceability of this Agreement or any Related Document, (b) materially and adversely affect the business, properties, operations or condition (financial or otherwise) of such Person, (c) materially impair the Relevant Entity's ability to fulfill its obligations under the terms of any material agreement, instrument or other document executed or required to be executed by such Person, (d) materially and adversely affect the rights and remedies of any party (other than the Relevant Entities) under this Agreement or any Related Document, or (e) materially and adversely affect any Relevant Entity's ability to perform this Agreement or any of the other Related Documents.

      "Membership Interests" shall mean the membership interests in Drive-GP described in Drive-GP's Operating Agreement.

      "MG-LLC" - Recitals.

      "MG-LP" - Recitals.

      "MG-LP Purchase Price (LPI)" - Section 1.2.

      "MG-LP Purchase Price (MI)" - Section 1.1.

      "MG Entities" shall mean MG-LP and MG-LLC.

      "Non-Recourse Loan" shall mean the $16,000,000 non-recourse loan made by BOS-UK to CLC evidenced by a promissory note dated December 16, 2002 (as such note has been and may from time to time be amended, extended, restated, supplemented or otherwise modified).

      "Operating Agreement" shall mean the Third Amended and Restated Limited Liability Company Agreement of Drive-GP dated as of August 18, 2000, as the same may from time to time be amended, supplemented or otherwise modified in accordance with its terms and with IFA-GP's prior written consent.

      "Option Securities" shall mean all rights, options, warrants and the like, and calls or commitments evidencing the right, to subscribe for, purchase or otherwise acquire shares of capital stock, Convertible Securities, Membership Interests or partnership interests whether or not the right to subscribe for, purchase or otherwise acquire is immediately exercisable or is conditioned upon the passage of time, the occurrence or non-occurrence or the existence or non-existence of some other Event.

      "Original Closing Date" shall mean August 24, 2000.

      "Original Related Documents" shall have the meaning provided for the term "Related Documents" in the Original SPA.

      "Original SPA" shall mean that certain Securities Purchase Agreement dated as of August 18, 2000 among FC, CLC, Funding, Auto-GP, IFA-GP and IFA-LP, as amended by Section 10.4(e) of this Agreement, and as the same may from time to time thereafter be further amended, supplemented or otherwise modified in accordance with its terms.

      "Owners Agreement" shall mean the agreement dated as of August 18, 2000 entitled "Agreement Among the Owners" among Drive, Drive-GP, MG-LLC, MG-LP, IFA-GP, IFA-LP, IFA Parent, CLC, Funding and Auto-GP, as in effect on the date hereof.

      "Partnership Agreement" shall mean the Second Amended and Restated Agreement of Limited Partnership of Drive dated as of August 18, 2000, as the same may from time to time be amended, supplemented or otherwise modified in accordance with its terms and with IFA-LP's prior written consent.

      "Partnership Interests" shall mean the partnership interests in Drive described in Drive's Partnership Agreement.

      "Person" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, the BOS Group, the CLC Group, the Drive Group, the Management Group, a limited liability company, a not-for-profit corporation or other not-for-profit entity, a trust, an unincorporated association, a joint venture or other entity or an Authority.

      "PFAL Loan Agreement" shall mean the Term Loan and Revolving Credit Agreement dated as of December 12, 2002 among FCFC, the financial institutions from time to time party thereto and BOS, as agent and lenders (as such agreement has been and may from time to time be amended, extended, restated, supplemented or otherwise modified).

      "Potential Default" shall mean any Event which after notice, passage of time, or both, would constitute an Event of Default.

      "Private Authorizations" shall mean all approvals, concessions, consents, franchises, licenses, permits, and other authorizations of all Persons (other than Authorities).

      "Purchase Price" shall mean, unless the context shall otherwise indicate, the aggregate amount of the Purchase Price (LPI) and the Purchase Price (MI).

      "Purchase Price (LPI)" - Section 1.2.

      "Purchase Price (MI)" - Section 1.1.

      "Related Documents" shall mean this Agreement, the Transfer Agreements, the Amendments, the Employment Agreement, the Shareholders Agreement, the Charter Documents of Funding and of the Drive Parties and the other Selling Entities (other than CLC), and each other agreement, instrument and other document (other than the Loan Agreements and the guarantees, security agreements, pledge agreements and the like executed in connection therewith) executed or required to be executed by any of the Relevant Entities on or prior to the Closing Date (or, if pursuant to Section 10.14 hereof, at any time thereafter) in connection with the transactions contemplated by this Agreement and the other Related Documents, in each case as amended, supplemented or otherwise modified from time to time in accordance with their respective terms.

      "Relevant Entity" shall mean, collectively, the FC Parties, Drive-GP, Drive-LP, Drive Holdings and the Auto Entities, or such one or more of them as the context shall indicate.

      "Relevant FC Entity" shall mean, collectively, the FC Parties and the Auto Entities, or such one or more of them as the context shall indicate.

      "Requisite Consents" - Section 5.3(a).

      "Restated Agreement" shall mean the Amended and Restated Loan Agreement dated as of December 12, 2002 among FCFC, the lenders party thereto and BOS, as agent thereunder (as such agreement has been and may from time to time be amended, extended, restated, supplemented or otherwise modified).

      "Securities Act" shall mean the Securities Act of 1933, and the rules and regulations promulgated thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

      "SEC" shall mean the U.S. Securities and Exchange Commission.

      "Selling Entities" shall mean CLC and Funding.

      "Shareholders Agreement" means the Amended and Restated Agreement Among Members dated as of August 18, 2000 and executed as of December 20, 2002, as such agreement may from time to time be amended, supplemented or otherwise modified in accordance with its terms.

      "Subject Securities" shall mean, collectively, (i) the Membership Interests in Drive-GP to be sold by CLC to the Buying Entities, and (ii) the capital accounts of, and Limited Partnership Interests in, Drive-LP to be sold by Funding to the Buying Entities, in each case pursuant to Sections 1.1 and 1.2 and the other applicable provisions hereof.

      "Subsidiary" of any Person shall mean any other firm, corporation, limited liability company, partnership, trust or other unincorporated organization or association or other enterprise, 50% or more of the indicia of equity rights (whether capital stock or otherwise) of which is at the time owned, directly or indirectly, by such Person and/or by one or more of such Person's Subsidiaries.

      "Tax" (and "Taxable", which shall mean subject to Tax), shall mean, with respect to any Person, (a) all taxes (domestic or foreign), including without limitation any income (net, gross or other including recapture of any Tax items such as investment Tax credits), alternative or add-on minimum Tax, gross income, gross receipts, gains, sales, use, leasing, lease, user, ad valorem, transfer, recording, franchise, profits, property (real or personal, tangible or intangible), fuel, license, withholding on amounts paid to or by such Person, payroll, employment, unemployment, social security, excise, severance, stamp, occupation, premium, environmental or windfall profit Tax, custom, duty or other Tax, or other like assessment or charge of any kind whatsoever, together with any interest, levies, assessments, charges, penalties, additions to Tax or additional amount imposed by any Taxing Authority, (b) any joint or several liability of such Person with any other Person for the payment of any amounts of the type described in (a), and (c) any liability of such Person for the payment of any amounts of the type described in (a) as a result of any express or implied obligation to indemnify any other Person.

      "Taxing Authority" shall mean any Authority responsible for the imposition of any Tax.

      "Transfer Agreements" shall mean the Assignment Agreements.

      "Transferred LP Interest (IFA)" - Section 1.2.

      "Transferred LP Interest (MG-LP)" - Section 1.2.

      "Transferred Membership Interest (IFA)" - Section 1.1.

      "Transferred Membership Interest (MG-LP)" - Section 1.1.

      "written," "in writing" and other variations thereof shall mean any form of written communication or a communication by means of telecopier.

      10. Miscellaneous Provisions.

      10.1 Termination. This Agreement may be terminated at any time prior to the Closing Date by the mutual written consent of FC and the Buying Entities. This Agreement may be terminated after October 31, 2004, by any party if the Closing Date has not occurred.

      10.2 Stamp and Other Taxes. The FC Parties jointly and severally covenant and agree that they will pay all documentary stamp or similar excise taxes, including any interest or penalties thereon, which may be legally payable in connection with or arising out of the issue, redemption or transfer of any of the Subject Securities and will indemnify each holder of any thereof against, and save it harmless from, any liability, cost or expense in respect of any such stamp taxes or other taxes and any interest or penalties thereon. The foregoing agreement in this connection shall survive termination of this Agreement.

      10.3 Expenses. Whether or not the transactions hereby contemplated shall be consummated, each party to this Agreement shall pay its own fees and expenses (including, without limitation, the fees and expenses payable to its legal counsel, accountants, investment advisors and other representatives) incurred in connection with this Agreement and the other Related Documents, whether rendered before, on or after the Closing Date; except to the extent set forth in any Related Document, the Current Loan Agreements (with respect to any amendment or restatement of any such Agreement), or the Drive Facilities (with respect to any amendment thereto).

      10.4 Indemnification.

      (a) Each of the FC Parties hereby jointly and severally agrees to indemnify, pay and hold harmless IFA Parent and each Buying Entity and each of them (collectively, the "Indemnified Parties") from and against all liability, losses, damages and expenses, including without limitation legal fees and expenses (collectively, "Damages"), incurred by any one or more of them as a result of any representation or warranty contained in Section 2 of this Agreement or otherwise made by any FC Party or Auto Entity in any certificate or instrument to be delivered in connection with the Closing being incorrect, incomplete or misleading (or facts alleged by any third party that, if true, would mean any such representation or warranty, would be incorrect or misleading). The obligations provided for in this Section 10.4(a) shall survive
(1) for five years from the Closing Date for the representations and warranties in Sections 2.3 and 2.10 and (2) for 30 months from the Closing Date with respect to all other representations and warranties; provided, however, if at the expiration of the five-year or 30-month period (as applicable) any claim for indemnification hereunder has been asserted in writing by an Indemnified Party to an FC Party but not fully determined, such five-year or 30-month period (as applicable) will be extended as to such claim until it is finally determined or concluded.

      (b) Each of the IFA Parties hereby jointly and severally agrees to indemnify, pay and hold harmless the FC Parties from and against all Damages incurred by any one or more of them as a result of any representation or warranty contained in Section 3 of this Agreement or otherwise made by any IFA Party in any certificate or instrument to be delivered in connection with the Closing being incorrect, incomplete or misleading (or facts alleged by any third party that, if true, would mean any such representation or warranty, would be incorrect or misleading). The obligations provided for in this Section 10.4(b) shall survive for 30 months from the Closing Date with respect to all representations and warranties; provided, however, that if at the expiration of the 30-month period (as applicable), any claim for indemnification hereunder has been asserted in writing by an FC Party to an IFA Party but not fully determined, such 30-month period (as applicable) will be extended as to such claim until it is finally determined or concluded.

      (c) Each of the MG Parties hereby jointly and severally agrees to indemnify, pay and hold harmless the FC Parties from and against all Damages incurred by any one or more of them as a result of any representation or warranty contained in Section 4 of this Agreement or otherwise made by any MG in any certificate or instrument to be delivered in connection with the Closing being incorrect, incomplete or misleading (or facts alleged by any third party that, if true, would mean any such representation or warranty, would be incorrect or misleading). The obligations provided for in this Section 10.4(c) shall survive for 30 months from the Closing Date with respect to all representations and warranties; provided, however, that if at the expiration of the 30-month period (as applicable), any claim for indemnification hereunder has been asserted in writing by an FC Party to an MG Party but not fully determined, such 30-month period (as applicable) will be extended as to such claim until it is finally determined or concluded.

      (d) Neither of (i) the FC Parties or Funding, (ii) the IFA Parties or
(iii) the MG Parties, as the case may be, shall be required to make any payments under Section 10.4 until the aggregate amount payable thereunder by each such group shall exceed $250,000, and then only for the amount in excess of said $250,000 in the aggregate; provided, however, that the foregoing provisions of this Section 10.4(d) shall not apply to matters arising in respect of Sections 2.3, 2.10, 2.12, 3.3 or 4.3 or to any breach of a representation or warranty made by any Party of which such Party or its Affiliates had knowledge prior to the Closing Date or to any intentional breach of any representation, warranty or obligation of any Party.

      (e) The last sentence of Section 7.4(a) of the Original SPA is hereby amended by adding the following at the end thereof:

      "provided, however, that if at the expiration of the seven-year period for Tax-related representations, any claim for indemnification hereunder has been asserted in writing by an Indemnified Party to an FC Party but not fully determined or an audit by the Internal Revenue Service has been initiated but not completed, such seven-year period will be extended as to such claim or audit until it is finally determined or concluded."

The provisions of this clause (e) shall be deemed signed only by those parties hereto that are also parties to the Original SPA and hence no consent of any party hereto that was not also a signatory to the Original SPA is required for any amendment of this clause (e), notwithstanding anything to the contrary in
Section 10.7(a) hereof. Capitalized terms used in the foregoing amendment have the definitions provided therefor in the Original SPA.

      10.5 Investigation. NO INVESTIGATION PERFORMED BY OR ON BEHALF OF ANY OF THE BUYING ENTITIES, SELLING ENTITIES OR DRIVE OR ANY OF THEIR RESPECTIVE AFFILIATES (OR BY ANY OFFICER, DIRECTOR, EMPLOYEE OR AGENT OF ANY OF THE FOREGOING), NOR ANY INFORMATION POSSESSED BY ANY SUCH PERSON, SHALL AFFECT ANY REPRESENTATION OR WARRANTY MADE IN THIS AGREEMENT (UNLESS EXPRESSLY ADDRESSED IN SUCH REPRESENTATION OR WARRANTY) BY ANY OF THE OTHER PARTIES HERETO, OR ANY CONDITION TO THE OBLIGATIONS OF THE PARTIES HERETO, OR LIMIT THE SCOPE OF ANY SUCH REPRESENTATIONS, WARRANTIES OR CONDITIONS, OR IN ANY WAY LIMIT ANY LIABILITY OF ANY PERSON UNDER SECTION 10.4.

      10.6 Notices. Except as otherwise expressly provided herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been duly given or made when delivered if sent by Federal Express or other similar overnight delivery service or by telecopier, or five Business Days after mailing (when mailed, postage prepaid, by registered or certified mail, return receipt requested); in each case addressed as follows:

            If to IFA Parent, IFA-GP or IFA-LP:

                           11th floor
                           565 Fifth Avenue
                           New York, New York 10017
                           Attention: James M. Cannon
                           Telephone No.: (212) 284-0416
                           Telecopier No.: (212) 883-6610

            If to FC, CLC, Funding or Auto-GP:

                           6400 Imperial Drive
                           P.O. Box 8216
                           Waco, TX  76714-8216
                           Attention: Jim Sartain, CEO
                           Telephone No.: (254) 761-2800
                           Telecopier No.: (254) 761-2953

            If to MG-LP or MG-LLC:

                           c/o Thomas R. Brower
                           8585 North Stemmons Freeway
                           Suite 1100-N
                           Dallas, Texas 75247
                           Telephone No.: (214) 237-3551
                           Telecopier No.: (214) 688-0686

            If to Drive-GP or Drive:

                           8585 North Stemmons Freeway
                           Suite 1100-N
                           Dallas, Texas 75247
                           Attention: Jim Moore, CFO
                           Telephone No.: (214) 634-1110
                           Telecopier No.: (214) 688-0686

or to such other person(s), facsimile number(s) or address(es) as the party to receive any such notice or other communication may have designated by written notice to the other parties.

      10.7 Amendment; Waiver.

      (a) Except as may otherwise be specifically provided herein, no provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by all the parties hereto. Any such change, waiver, discharge or termination shall be effective only in the specific instance and for the specific purposes for which made or given.

      (b) No failure or delay on the part of any of the parties hereto in exercising any right, power or privilege under this Agreement, and no course of dealing between or among any one or more of them shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

      10.8 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED WHOLLY WITHIN THE STATE OF NEW YORK (REGARDLESS OF THE PLACE WHERE THIS AGREEMENT IS EXECUTED) AND WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAWS PROVISIONS.

      10.9 Entire Agreement. (a) Integration. This Agreement, together with the other Related Documents and the Loan Agreements (and the documents referred to therein), comprises the complete and integrated agreement of the parties on the subject matter of the Acquisition and the Drive Holdings Distributions and supersedes all prior agreements, written or oral, between or among the parties hereto on such subject matter, it being understood and acknowledged that nothing contained in this Agreement or in any of the other Related Documents supersedes the Original SPA or (except to the extent any of the other Original Related Documents are amended in connection herewith) such other Original Related Documents.

      (a) Notwithstanding anything to the contrary contained herein, unless a party hereto otherwise requests with respect to any specific exhibit, exhibits to this Agreement shall not be required to be attached to the execution or any other copy of this Agreement, and any references in this Agreement or any Related Document to such exhibits as "Exhibits hereto," "Exhibits to this Agreement" or words of similar effect shall be deemed to refer to such document as executed by the relevant parties thereto and delivered on the Closing Date.

      10.10 Jurisdiction. Each party hereto hereby agrees that any legal action or proceeding against it or any of its Affiliates or any Drive Entity or any of its Affiliates with respect to this Agreement or any of the agreements or other documents delivered pursuant hereto or in connection herewith may (and shall exclusively) be brought in the courts of the State of New York located in New York City or of the United States of America for the Southern District of New York as the party bringing such action or proceeding may elect, and, by execution and delivery hereof, each of the parties hereto hereby accepts and consents for itself and in respect to its property, generally and unconditionally, with respect to any such action or proceeding, the exclusive jurisdiction of the aforesaid courts and waives any right to stay or to dismiss any such action or proceeding brought before said courts on the basis of forum non conveniens; provided that nothing contained herein shall limit the right of IFA-GP or IFA-LP or any member of the BOS Group to bring any such action or proceeding in the courts of Texas or any other jurisdiction where IFA-GP or IFA-LP or such member may obtain proper jurisdiction over such party. The parties hereto further agree that the provisions of Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York shall apply to this Agreement and such other agreements and documents. Each party hereto hereby irrevocably consents that all process served or brought against it with respect to any such action or proceeding in any such court shall be effective and binding service in every respect if sent by registered mail, or (if permitted by law) by Federal Express or other similar overnight courier service, to such party at its address set forth in Section 10.6 (or such other address as the other parties hereto are notified of in accordance with the provisions of said Section); nothing in this Section 10.10 shall affect the right of any party hereto to serve process in any other manner permitted by law.

      10.11 Business Days. Whenever a specified time period is provided for herein and such period ends on a day which is not a Business Day, the last day of such period shall be deemed extended to the next succeeding day which is a Business Day.

      10.12 Headings; Counterparts. The headings contained in this Agreement are for reference purposes only and shall not limit or otherwise affect the meaning of any provision of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument, binding upon all of the parties hereto. In pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one of such counterparts. Telecopied signatures hereto shall be of the same force and effect as an original of a manually signed copy.

      10.13 Severability. If any term or provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative, illegal or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflicting of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative, illegal or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative, illegal or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative, illegal or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case. Notwithstanding the foregoing, in the event of any such determination the effect of which is to affect materially and adversely any party, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by Applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled and consummated to the maximum extent possible.

      10.14 Further Acts. Each party agrees that at any time, and from time to time, after the Closing Date, it will do all such things and execute and deliver all such additional agreements, instruments and documents, and other assurances, as any other party or its counsel reasonably deems necessary or desirable in order to carry out the terms and conditions of this Agreement and the transactions contemplated hereby or to facilitate the enjoyment of any of the rights created hereby.

      10.15 Mutual Drafting. This Agreement and the other Related Documents are the result of the joint efforts of the parties hereto and thereto, respectively, and each provision hereof and thereof has been subject to the mutual consultation, negotiation and agreement of the parties to each and there shall be no construction against any party based on any presumption of that party's involvement in the drafting hereof or thereof.

      10.16 No Third-Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and their respective successors and permitted assigns. Nothing contained herein shall be deemed to confer upon anyone other than the relevant parties hereto and their respective successors and permitted assigns any right to insist on or to enforce the performance or observance of any of the obligations contained herein.

      10.17 Jury Waiver. EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT OR HE MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR IN CONNECTION WITH ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF OR BY ANY PARTY HERETO OR ANY AFFILIATE THEREOF.

                      [balance of page intentionally blank]

      IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

FIRSTCITY FINANCIAL CORPORATION               FIRSTCITY CONSUMER LENDING
                                              CORPORATION

By__________________________________          By________________________________
  Name:  James T. Sartain                       Name:  James T. Sartain
  Title: President                              Title: Chairman of the Board

FIRSTCITY FUNDING GP CORP.                    FIRSTCITY FUNDING L.P.
                                              By FirstCity Funding GP Corp.,
                                              its general partner

By__________________________________          By________________________________
  Name:  James T. Sartain                       Name:  James T. Sartain
  Title: Chairman of the Board                  Title: Chairman of the Board

IFA DRIVE GP HOLDINGS LLC                     IFA DRIVE LP HOLDINGS LLC

By__________________________________          By________________________________
  Name:  James M. Cannon                        Name:  James M. Cannon
  Title: Manager                                Title: Manager

DRIVE FINANCIAL SERVICES LP                   DRIVE HOLDINGS LP
By Drive GP LLC, its sole general             By Drive Holdings GP LLC, its sole
partner                                       general partner

By__________________________________          By________________________________
  Name:  Jim Moore                              Name:  Jim Moore
  Title: Chief Financial Officer                Title: Vice President

CONSENTED TO:                                 DRIVE MANAGEMENT LP
DRIVE GP LLC                                  By Drive Management GP LLC, its
                                              sole general partner

By__________________________________          By________________________________
  Name:  Thomas R. Brower                       Name:  Thomas R. Brower
  Title: President                              Title: President

CONSENTED TO:
DRIVE MANAGEMENT GP LLC

By__________________________________
  Name:  Thomas R. Brower
  Title: President

                              SCHEDULES AND ANNEXES

Schedule 2.1(a)..................                 Jurisdictions of Organization
Schedule 2.1(c)..................   Governmental and Private Authorizations (FC)

                                                                 Schedule 2.1(a)

                          Jurisdictions of Organization

Name of Entity                           Type of Entity       State of Organization
--------------                           --------------       ---------------------
FirstCity Financial Corporation          corporation          Delaware
FirstCity Consumer Lending Corporation   corporation          Texas
FirstCity Funding, L.P.                  limited partnership  Texas
FirstCity Funding GP Corp.               corporation          Texas

                                Table of Contents
                                   (continued)

                                                                            Page

                                                                 Schedule 2.1(c)

                     Governmental and Private Authorizations
                                  (FC ENTITIES)

                                    PART ONE
                           Governmental Authorizations

FirstCity             Securities and     Filing of documents listed in the
Financial             Exchange           parenthetical contained in the first
Corporation           Commission         sentence of Section 2.2 of Agreement to
                                         which this Schedule is attached (the "SPA")

                                    PART TWO
                             Private Authorizations

Entity Requiring                        Description of           Relevant Document           Date
 Authorization     Granting Entity      Action Required           Requiring Same           Received    Date Expected
----------------   ---------------      ---------------          -----------------         --------    -------------
FirstCity            CFSC Capital          Consent             Loan Agreement dated                     3 business
Holdings             Corp. XXX                                 April 6, 2000, as                        days prior
Corporation                                                    amended                                  to Closing
                                                                                                        Date

                                Table of Contents
                                   (continued)

                                                                            Page

                                                                       EXHIBIT A

                              ASSIGNMENT AGREEMENT

      This Assignment Agreement is one of the Assignment Agreements contemplated to be executed in connection with that certain Securities Purchase Agreement (the "Securities Purchase Agreement") dated as of September ___, 2004 by and among FirstCity Financial Corporation, FirstCity Consumer Lending Corporation, FirstCity Funding L.P., FirstCity Funding GP Corp., IFA Drive GP Holdings LLC, IFA Drive LP Holdings LLC, Drive Management LP, Drive Management GP LLC, Drive Holdings LP, Drive GP LLC, and Drive Financial Services LP.. All capitalized terms used in this Assignment Agreement shall have the meaning set forth in the Securities Purchase Agreement.

      [FirstCity Consumer Lending Corporation/FirstCity Funding L.P.] ("Assignor") hereby absolutely sells, transfers, assigns, delivers, sets over and conveys to [IFA Drive GP Holdings LLC/IFA Drive LP Holdings LLC/Drive Management LP] (the "Assignee"), without recourse and without representation or warranty, express or implied, except as set forth in the Securities Purchase Agreement, all of Assignor's right, title and interest in the [Transferred Membership Interest (IFA)/Transferred Membership Interest (MG-LP)/Transferred LP Interest (IFA)/Transferred LP Interest (MG-LP)] in consideration of the payment of the [IFA Purchase Price (MI)/MG Purchase Price (MI)/IFA Purchase Price
(LPI)/MG Purchase Price (LPI)].

      The effective date of this Assignment Agreement (the "Effective Date") for all purposes is and shall be October __, 2004.

      Assignee hereby absolutely assumes all of the duties, obligations and liabilities of Assignor derived from the ownership of the [Transferred Membership Interest (IFA)/Transferred Membership Interest (MG-LP)/Transferred LP Interest (IFA)/Transferred LP Interest (MG-LP)] arising after date hereof under the [Owners Agreement and the Operating Agreement/ Shareholders Agreement and the Partners Agreement].

      Each of the parties identified below agrees that it will, without further consideration and at its own expense, execute and deliver such other documents and take such other action as may reasonably be requested in order to more effectively consummate the transaction contemplated by this Assignment.

      This Assignment may be executed simultaneously in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      EXECUTED on the __ day of October, 2004.

                                    ASSIGNOR:

                                    ASSIGNEE:

                                       3